Exhibit 23.1

Consent of DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

We consent to the reference to our firm name in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Devon Energy Corporation and the incorporation by reference of the information contained in our reserve report for Devon Energy Corporation as of the year ended December 31, 2023, which report is included and incorporated herein by reference.

DeGolyer and MacNaughton Texas Registered Engineering Firm F-716

By:	/s/ Dilhan Ilk
Dilhan Ilk, P.E.
Executive Vice President

August 19, 2024